Exhibit 10.29

SUBLEASE

THIS AGREEMENT OF SUBLEASE (the “Sublease”), effective as of                      October 1, 2016, by and between Zimmer Holdings, Inc., an Delaware corporation, having an office at 1800 West Center Street, Warsaw, Indiana 46580 (the “Sublessor”), and Molecular Templates, Inc., a Delaware corporation, having an office at 111 W. Cooperative Way, Suite 201, Georgetown, TX 78626 (the “Sublessee”);

WITNESSETH

WHEREAS, pursuant to a lease dated October 19, 2006 as amended by a First Amendment dated April 17, 2007, a Second Amendment dated July 27, 2010 and a Third Amendment dated August 18, 2011 (collectively the “Lease”), Sublessor leases space containing 33,147 square feet of space from HCC Amber Oaks III, LLC, as the successor in interest to Chase Merritt Amber Oaks III, LP (the “Landlord”), in the premises located at 9301 Amberglen Boulevard, Suite 100, Austin, Texas (the “Master Premises”) commonly known as Amber Oaks Building J, a copy of which Lease has been made available to Sublessee.

WHEREAS, Sublessee desires to sublease from Sublessor, and Sublessor desires to sublease to Sublessee, the part of the Master Premises consisting of approximately 18,512 square feet of space as depicted on Exhibit A attached hereto and made a part hereof (the “Premises”).

NOW, THEREFORE, in consideration of the rent hereinafter reserved and of the mutual covenants set forth herein, the parties do hereby mutually agree as follows:

1.    Premises. Sublessor does hereby sublease to Sublessee, and Sublessee does hereby sublease from Sublessor, the Premises for the term and upon the covenants and conditions hereinafter set forth.

2.    Term. The term of this Sublease shall commence on the date (the “Commencement Date” which is the later to occur of (i) September 1, 2016, or (ii) two (2) business days following Sublessee’s receipt of notice from Landlord of Sublessor’s receipt of Landlord’s consent to this Sublease, as provided in Section 3 below, and shall continue until May 31, 2017 (the “Sublease Term”), unless sooner terminated as set forth herein.

3.    Compliance with Original Lease. Sublessee acknowledges and agrees that this Sublease is subject and subordinate to all terms and conditions of the Lease. Sublessee agrees to assume and be bound by the same responsibilities and duties that Sublessor has to Landlord in the Lease, except as modified herein, from and after the Commencement Date and only those applicable to the Premises. Notwithstanding the foregoing, Sublessee shall have no responsibility for payment of rent due under the Lease (including Base Rent, Additional Rent and charges for electricity) from Sublessor to Landlord. If there is any conflict between the terms of this Sublease and the Lease, as between Sublessee and Sublessor, this Sublease shall control, except to the extent it would cause a breach or default under the Lease, in which event the affected terms of the Lease shall control. This Sublease is conditioned on obtaining the consent of the Landlord to the same. Sublessor shall use good faith efforts to obtain such consent and Sublessee shall cooperate with such attempt, including, without limitation, agreeing to execute a landlord’s consent or to modifications to the Sublease as may be customary for landlords of similar buildings in the Austin, Texas market provided, however, that such consent and any modifications are reasonably acceptable to Sublessee. In the event that Landlord’s consent has not been obtained within ninety (90) days of complete execution of this Sublease, this Sublease shall automatically terminate unless such period is extended by Sublessor and Sublessee.

Sublessor represents that the Lease is in full force and effect on the date hereof and that Sublessor has not received notice of (i) a default of its obligations under the Lease, (ii) termination of the Lease, (iii) necessity of any repair to the Premises or any other portion of the Building, or (iv) a violation of any laws. Sublessor shall keep the Lease in full force and effect throughout the Term.

4.    Rent.

(a)    Sublessee shall pay directly to Sublessor, as rent, monthly payments of $5,000 (“Monthly Rent”), payable on or before the first day of each month during the Sublease Term at Sublessor’s address set forth above. The Gross Rent, as defined below, payable with respect to September, 2016, shall be due on or before the Commencement Date.

(b)    Sublessee covenants and agrees to pay to Sublessor a late fee equal to five percent (5%) of the overdue amount if any payment is not received by Sublessor within five (5) days of its due date. In addition, any such delinquent payments shall bear interest at the rate of eighteen percent (18%) per annum; provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Sublessor to charge or receive interest in excess of the maximum rate allowed by law. All such late fees and interest charges shall be payable upon demand.

(c)    In addition to the Monthly Rent, Sublessee shall pay its prorata share of Tenant’s Pro Rata Share of Basic Costs, as defined in Exhibit C to the Lease, except that Sublessee’s prorata share shall be based on 12,000 rentable square feet so that Sublessee shall pay to Sublessor 36.2% of Tenant’s Rent’s Pro Rata Share of Basic Costs charged to the Master Premises under the Lease (“Sublessee’s Share of Basic Costs” and collectively with Monthly Rent, “Gross Rent”). Sublessee’s Share of Basic Costs shall be paid monthly with the Monthly Rent, based on the estimated payments of Tenant’s Pro Rata Share of Basic Costs provided by Landlord and shall be subject to annual reconciliations, in the same manner as provide in Lease. The estimate of Sublessee’s Share of Basic Costs attributable from the Commencement Date through December 31, 2016 is $12.13 per square foot, including janitorial of $1.39 per square foot and utilities of $2.79 per square foot (subject to proration pursuant to subparagraph (e) below and annual reconciliation as provided above).

(d)    In addition to Gross Rent, Sublessee shall pay all other sums or payments which are due to Landlord under the Lease as a result of a service or materials supplied to Sublessee in addition to those provided by Landlord under the Lease or otherwise due to Sublessee’s negligent acts, willful misconduct or omissions or Sublessee’s acts or omissions which violate the Lease; such payments due by Sublessee, together with all other payments due by Sublessee under this Sublease, including, without limitation, the late fee and interest in clause (i) above, shall be defined as “Additional Rent” and shall, together with the Gross Rent, be defined as “Rent.”

(e)    All Rent shall be due without offsets or deductions. Rent due for less than a full calendar month shall be prorated as provided in the Lease. The Premises are subject to re-measurement, as provided in the Lease, which may result in a change in the calculation of Rent. Sublessee’s consent to pay Rent is independent of any other consent set forth in this Sublease and shall survive the termination of this Sublease and the Lease.

5.    Liability for Damage, Injury, or Business Interruption. Sublessor, and its agents, contractors and employees, shall not be liable under any circumstances for any damage to the Premises unless attributed to the negligence or willful misconduct of Sublessor, its agents, contractors and/or employees acting within the scope of its agency, contract or employment. Sublessor and its agents, contractors and employees shall not be liable in any case, including its negligence, for any interruption or loss of Sublessee’s business or for any loss or damage to any personal property, fixtures or inventory of Sublessee against which, Sublessee acknowledges and agrees, it must be fully and appropriately insured, at Sublessee’s sole cost and expense. Sublessor shall not be liable for any injury to persons sustained by Sublessee, or its employees, agents, invitees, guests, or other persons, caused by conditions or activities on the Premises unless due to the negligence or willful misconduct by Sublessor, its agents, contractors and/or employees acting within the scope of its agency, contract or employment. Sublessee shall indemnify Sublessor against all claims arising out of Sublessee’s use or occupancy of the Premises, except as limited above, and shall maintain, at its sole cost and expense throughout the Sublease Term, liability insurance in an amount not less than $2,000,000 combined single limit and $5,000,000 in umbrella coverage, which shall name Landlord and Sublessor as additional insureds. Sublessee shall comply with the insurance requirements set forth in the Lease.

6.    Condition of Premises; Utilities. Sublessee acknowledges that it has examined the Premises and agrees to accept the same in an “as is” condition without any further responsibilities on the part of Sublessor for any construction, repairs, alterations, or additions, without any obligation by Sublessor to make any tenant improvements or finishes to the Premises, except that Sublessor shall repair, or cause to be repaired, in a good and workmanlike manner, the leak in the Premises as previously identified by Sublessee and Sublessor. Notwithstanding the foregoing, Sublessor shall deliver the Premises in compliance with all applicable laws and with all systems serving the Premises in proper working order. Taking possession of the Premises by Sublessee shall be conclusive as against Sublessee that said Premises are acceptable for its intended use. Sublessee further acknowledges that Sublessor has made no representations or warranties of any kind, expressed or implied, regarding the Premises, their condition or their fitness for any particular purpose, except as expressly set forth in this Sublease. Except for electrical service, which shall be paid by Sublessee directly, as provided below, Sublessor shall be solely responsible for the cost of all utilities, so long as the same do not exceed that typical for office use or result in an additional utility charge under the Lease; in both cases such additional expense shall be paid by Sublessee. Sublessee shall pay directly to Landlord the cost of (i) all electrical service provided to the Master Premises and (ii) all of the janitorial costs for the Master Premises; provided, however, that if any part of the Master Premises is subsequently sublet, electrical costs and janitorial expenses shall be allocated between the Premises and other sublet parts of the Master Premises on a square footage basis. Utility service is provided for such hours as provided for in the Lease and subject to provisions thereof; any additional utility services requested by Sublessee shall be at Sublessee’s sole expense. If invoices are provided to Sublessor by Landlord, Sublessor shall deliver all invoices or statement for such electrical service and janitorial services to Sublessee within five (5) days of Sublessor’s receipt. In the event Sublessee is late in the payment of the same solely due to Sublessor’s failure to timely deliver the same as required above, Sublessor shall be responsible for all late charges or interest accruing thereon but Sublessor and Sublessee shall cooperate in causing the Landlord to invoice such expenses directly to Sublessee.

7.    Use of Premises. Sublessee shall continuously throughout the Sublease Term use and occupy the Premises solely for general office, laboratory and storage and all uses related thereto and in all events only for the Permitted Use as defined in the Lease. Sublessee shall not use the Premises for any other use without Sublessor’s consent and shall in no event use the Premises for any unlawful purpose or any use prohibited by the Lease, and shall comply with (i) all provisions of the Lease, including the rules and regulations provided therein, and (ii) all present and future laws, ordinances, regulations, and any other public or quasi-public authority having jurisdiction over the Premises (the “Laws”) to the extent required under the Lease. Sublessor shall be responsible, to the extent so provided in the Lease, at its expense, for complying with all laws, rules, regulations, ordinances and orders the violation of which (i) exists as of the delivery of the Premises to Sublessee, (ii) is due to Sublessor’s acts or omissions, (iii) is the result of laws or regulations effective prior to the Commencement Date or (iv) is related to Sublessor’s use of the Premises for lab purposes.

8.    Casualty and Condemnation. In the event of damage or destruction of the Premises or the Building, or of any condemnation or threatened condemnation of the Premises or the Building, which results in the termination of the Lease, then this Sublease shall also terminate. In the event this Sublease is not terminated in the event of a casualty or condemnation, Rent hereunder shall abate in the same manner as Sublessor’s rent abates under the Lease.

9.    Alterations, Additions, or Improvements. Sublessee shall not make any alterations, additions, or improvements on or to the Premises without first obtaining the written consent of Sublessor, not to be unreasonably withheld. All alterations, additions, and improvements made by Sublessee shall be made shall be at the sole expense of Sublessee, shall be completed in compliance with all Laws, and shall be removed prior to the termination of the Sublease with all damage caused by or related to each removal repaired to the extent so required by Landlord. The foregoing shall be further limited by any requirements for Landlord’s consent, approval or oversight, all as set forth in the Lease, which shall apply to Sublessee’s alterations, additions, and improvements.

10.    Access to Premises. Sublessee shall allow Sublessor, or its respective agents or employees, reasonable access to the Premises at all reasonable times and with reasonable notice, except in the case of emergency, in which case no notice shall be required, for the purpose of inspecting or of making any repairs to the Premises or other parts of the Master Premises or the building in which the Premises are located (the “Building”) or curing Sublessee’s default under this Sublease. Sublessee shall be entitled to accompany Sublessor, if it so desires. Sublessor shall use commercially reasonable efforts to minimize the duration of any access and to minimize interference with Sublessee’s normal business operations at the Premises. Landlord shall, at all times, have access to the Premises as permitted in the Lease.

11.    Assignment and Sublease. Unless approved by Sublessor and Landlord in writing, Sublessee shall not assign this Sublease, or sublet the Premises subleased herein, or any part thereof or interest therein, nor shall Sublessee transfer this Sublease or the right of occupancy hereunder by operation of law or otherwise, including the sale of a majority of outstanding stock in Sublessee or a majority interest in Sublessee, as the case may be. Approval of an assignment by Sublessor may be withheld at Sublessor’s sole discretion; provided, however, that any assignment or subletting or transfer with or without Sublessor’s consent shall not be construed as a waiver or release of Sublessee from liability hereunder for the payment of rent or the performance and observance of any terms or conditions hereof, and provided, further, that any rents, additional charges, or other consideration payable to Sublessee in excess of the amounts payable hereunder shall be paid to Sublessor. The approval of Landlord may be withheld as permitted in the Lease and/or in Landlord’s consent to this Sublease. Any sublease or assignment in violation of the Lease shall be void and unenforceable.

12.    Provisions Regarding Lease. This Sublease and the rights of parties hereunder are subject and subordinate to the Lease and the rights of Landlord thereunder. Sublessee shall perform all affirmative covenants (other than the payment of Rent, Additional Rent or other charges, except as otherwise provided in the Sublease), including, without limitation, the execution of any estoppels, subordinations or similar documents required under the Lease, and shall refrain from performing any act which is prohibited by the negative covenants of the Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Premises. Sublessor shall have the right to cure any default by Sublessee under this Sublease following the expiration of applicable notice and grace periods hereunder. Sublessor shall have no duty to perform any obligations of Landlord under the Lease. Sublessor shall have no responsibility for or be liable to Sublessee for any default, failure or delay on the part of Landlord in the performance or observance by Landlord of any of its obligations under the Lease (other than if the same results from a failure of Sublessor to fulfill its covenants under the Lease which Sublessee is not obligated to fulfill under this Sublease) or for any act or omission of Landlord, its agents, employees or contractors, nor shall such default, act or omission by Landlord affect this Sublease or waive or defer the performance of any of Sublessee’s obligations hereunder, except to the extent that the same excuses performance by Sublessor under the Lease. Notwithstanding the foregoing, the parties contemplate that Landlord shall, in fact, perform its obligations under the Lease and in the event of any default or failure of such performance by Landlord, Sublessor agrees that it will, upon notice from Sublessee, make demand upon Landlord to perform its obligations under the Lease and, provided that Sublessee specifically agrees to pay all costs and expenses of Sublessor and provide Sublessor with security reasonably satisfactory to Sublessor to pay such costs and expenses, Sublessor will take appropriate legal action to enforce the Lease.

13.    Termination of Lease. This Sublease shall automatically terminate on the cancellation, expiration, or termination of the Lease for any reason. Except as otherwise permitted herein, Sublessor shall not voluntarily surrender or terminate the Lease without the prior written consent of Sublessee. Notwithstanding the foregoing, neither Sublessor nor

Sublessee shall be relieved from liability to the other under this Sublease by reason of any termination of this Sublease pursuant to the preceding sentence of this paragraph 13 as a result of a default by Sublessor or Sublessee, respectively, in the performance of its obligations under this Sublease.

14.    Default of Sublessee. Upon any default by Sublessee hereunder, Sublessor may exercise any remedy against Sublessee which Landlord may exercise for a default by Sublessor under the Lease. Sublessee acknowledges that any act or omission on its part which would lead to a default under the Lease shall be a default by Sublessee hereunder. In addition, in recognition of Sublessor’s obligation to cure the same, Sublessee acknowledges that, to the extent a cure period applies to a potential event of default under this Sublease, such cure period shall be equal to half (rounded up for odd number of days) the cure period provided for in the Lease. The events of default under this Sublease shall be the same as Tenant’s defaults as set forth in the Lease; provided that the term “Lease” shall read to mean this “Sublease and the Lease,” and the term “Tenant” shall be read as “Sublessee.” In addition, Sublessor shall also be entitled to collect any amounts payable by Sublessee to Sublessor hereunder on the same terms as Landlord is entitled to collect such amounts from Sublessor under the Lease and as provided elsewhere in this Sublease, and to exercise against Sublessee, following the expiration of any applicable periods of notice and grace, the same remedies which Landlord is entitled to exercise against Sublessor under the Lease. In addition to those remedies set forth above, Sublessor shall have the right to pursue any one or more of the following remedies upon the default by Sublessee and the continuation of such default beyond applicable periods of notice and grace:

(a)    Terminate this Sublease, in which case Sublessee shall immediately surrender the Premises to Sublessor. If Sublessee fails to surrender the Premises, Sublessor, in compliance with all laws, may enter upon and take possession of the Premises and remove Sublessee, Sublessee’s property and any party occupying the Premises. Sublessee shall pay Sublessor, on demand, all past due Rent and other losses and damages Sublessor suffers as a result of Sublessee’s default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. “Costs of Reletting” shall include all reasonable costs and expenses incurred by Sublessor in reletting or attempting to relet the Premises, including, without limitation, reasonable legal fees, customary brokerage commissions, the reasonable cost of alterations and the value of other customary concessions or allowances granted to a new sublessee; and

(b)    Terminate Sublessee’s right to possession of the Premises and, in compliance with all laws, remove Sublessee, Sublessee’s property and any parties occupying the Premises. Sublessor may (but shall not be obligated to) relet all or any part of the Premises, without notice to Sublessee, for such period of time and on such terms and conditions (which may include customary concessions, free rent and work allowances) as Sublessor in its absolute discretion shall determine. Sublessor may collect and receive all rents and other income from the reletting. Sublessee shall pay Sublessor on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Sublessor to terminate this Sublease.

In lieu of calculating damages as provided above, Sublessor may elect to receive as damages the sum of: (a) all Rent due by Sublessee under this Sublease accrued through the date of termination of this Sublease or Sublessee’s right to possession; and (b) an amount equal to the total Gross Rent that Sublessee would have been required to pay for the remainder of the Sublease Term. If Sublessee is in default of any of its non-monetary obligations under the Sublease, Sublessor shall have the right to perform such obligations. Sublessee shall reimburse Sublessor for the cost of such performance upon demand together with an administrative charge equal to 5% of the cost of the work performed by Sublessor. The repossession or re-entering of all or any part of the Premises shall not relieve Sublessee of its liabilities and obligations under this Sublease. No right or remedy of Sublessor shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Sublessor at law or in equity. Without affecting the generality of the foregoing, Sublessor shall be also entitled to all remedies at law or in equity.

15.    Insolvency or Bankruptcy. If Sublessee becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee, or other liquidating officer is appointed for the business of Sublessee, Sublessor shall have the same remedies and rights provided to Landlord in the Lease.

16.    Waiver of Breach. The waiving of any of the provisions of this Sublease by any party shall be limited to the particular instance involved and shall not be deemed to be a waiver of any other breach of the same or any other terms of this Sublease.

17.    Termination and Surrender. Sublessee shall surrender the Premises at the expiration of the Sublease Term, or upon other termination hereunder, in the same condition as when Sublessee took possession, reasonable wear and tear and damage by casualty excepted, and otherwise as is required of the tenant under the Lease. Notwithstanding the foregoing, in no event shall Sublessee be obligated to remove any alterations made by Sublessee and approved by Landlord which Landlord has unconditionally agreed need not be removed at the end of the term of the Lease, nor shall Sublessee be responsible for the restoration of the Premises as it pertains to any alterations or installations made by Sublessor and required to be removed under the Lease; provided, however, that if Sublessee remains in possession of the Premises after the termination of the Lease, such alterations and installations shall become the property of Sublessee and Sublessor shall have no obligation to remove the same. Any cost or expense incurred by Sublessor as a result of Sublessee’s failure to vacate and surrender the Premises, including any liability for holdover rent or other costs under the Lease, shall be paid by Sublessee to Sublessor within five (5) days of written request for the same.

18.    Mechanic’s Liens. Sublessee shall not suffer or give cause for the filing of any mechanic’s lien against the Premises or the Building or any part thereof. In the event any mechanic’s lien is filed for work claimed to have been done for, or material claimed to have been furnished to, the Sublessee, Sublessee shall cause such mechanic’s lien to be discharged of record within fifteen (15) days after receipt of notice, or the first attempted delivery of notice, of such filing by bonding or as provided or required by law or in any other lawful manner. Thereafter, failing such release, Sublessee shall indemnify, hold harmless and defend Sublessor and Landlord from all liability, losses, costs, expenses and attorneys’ fees in connection with any such mechanic’s lien. All liens and encumbrances created or suffered by Sublessee shall attach to Sublessee’s interest only.

19.    Interest of Successors. The covenants and agreements of this Sublease shall be binding on the successors and assigns of Sublessor and Sublessee.

20.    Notices. Except where otherwise required by statute, all notices given pursuant to the provisions hereof shall be hand-delivered or sent by overnight mail or by certified mail, postage prepaid, to the addresses set forth in the initial paragraph of this Sublease, and shall be deemed delivered (i) the date delivered (if by hand-delivery), (ii) next business day (if sent by overnight mail) or (ii) three (3) business days following deposit of the same with the United States mail if sent by certified mail. Sublessor shall promptly send to Sublessee a copy of any demand, request or notice that it receives from Landlord pursuant to the Lease which affects Sublessee or the Premises.

21.    Brokers. Sublessee and Sublessor warrant that, except for Antonia Murphy-Wilemon and Cushman and Wakefield (collectively, “Brokers”), they had no dealings with any real estate broker or agent in connection with the negotiation of this Sublease, and know of no real estate broker or agent who is entitled to a commission in connection with this Sublease. Each party agrees to indemnify the other against any loss or damage, including reasonable attorney fees, arising from or related to the breach of this warranty. The commission of Brokers shall be paid by Sublessor in an amount agreed to by Brokers and Sublessor.

22.    Furniture. In consideration of the sum of Three Thousand Dollars ($3,000), the receipt of which is hereby acknowledged, and for entering into this Sublease, Sublessor does hereby grant to Sublessee all of Sublessor’s office and conference room furniture located in the Premises as of August 8, 2016 (the “Furniture”). Sublessor and Sublessee acknowledge that an inventory of the Furniture has been provided to Sublessee from Sublessor a copy of which is annexed hereto as Exhibit B. The Furniture is provided in its “as-is” and “where-is” condition, without representation or warranty of any type, expressed or implied, including merchantability or fitness for a particular purpose, except that Sublessor hereby represents and warrants that it has legal right, title and interest in and to the Furniture, the Furniture is free and clear of all liens and encumbrances, and Sublessor has the power and authority to sell the Furniture to Sublessee. Sublessor hereby expressly waives any obligation to repair, maintain or replace the Furniture which shall be the sole and exclusive obligation of Sublessee. Sublessee, as the sole owner of the Furniture, shall be obligated to remove the same upon termination of the Sublease or such earlier time as Sublessee may elect. Sublessor shall provide bill of sale for the same, which shall be without any representation or warranty, except as expressly provided above. Sublessee acknowledges that as part of Landlord’s approval of the Sublease, Sublessor is hereby conveying ownership to the generator used in connection with the Master Premises to Landlord and such generator shall not be included in the Furniture.

23.    Security Deposit. Sublessor hereby acknowledges receipt from Sublessee of the sum of Five Thousand and 00/100 Dollars ($5,000.00) (the “Security Deposit”) as security for the full and faithful observance and performance of each and every provision of this Sublease to be performed by Sublessee; provided, however, that if Sublessee prefers, Sublessee may instead satisfy it requirement for a Security Deposit by obtaining an unconditional letter of credit with a bank reasonably approved by Sublessor and otherwise containing such terms and conditions reasonably required by Sublessor including a term which does not expire before June 30, 2017. If Sublessee shall fully and faithfully observe and perform every provision of this Sublease to be observed or performed by Sublessee, the Security Deposit shall be returned to Sublessee within fifteen (15) days following the expiration or earlier termination of the term of this Sublease. In the event that Sublessee defaults in the observance or performance of any covenants or agreements to be observed or performed by Sublessee pursuant to this Sublease, Sublessor may, in addition to and without prejudice to any other rights or remedies it may have under this Sublease, apply all or any part of the Security Deposit to the satisfaction of any damages suffered or costs incurred by Sublessor by reason of Sublessee’s default. It is understood by the parties hereto that Sublessor shall not be required to keep the Security Deposit separate from its funds, and Sublessee shall not be entitled to any interest on the Security Deposit. In the event any part of the Security Deposit is applied by Sublessor as permitted herein, Sublessee shall immediately deposit additional funds with Sublessor, to be held as a Security Deposit, in an amount required to bring the total Security Deposit held by Sublessor to an amount equal to the amount of the Security Deposit as set forth above and such payment must be in cash and not by letter of credit.

24.    Additional Rights. No extension rights, rights of first refusal, or expansion rights shall be available to Sublessee, and Sublessee expressly acknowledges that it shall have no right to exercise the same or any other extensions, expansions, early termination or other similar rights granted to Sublessor under the Lease. Sublessee shall have the right to use the parking available to Sublessor as provided in the Lease, subject to the terms set forth therein. Without limiting the provisions of this Sublease in any way, Sublessee expressly agrees to be bound by and to make the representations and warranties of Sublessor, in the same manner as if made directly by Sublessee, as set forth in Section 20 of the Lease. Sublessee shall have none of the signage rights under Section 9 of the Lease unless agreed to by Landlord and Sublessee.

25.    Severability. In the event any part of this Sublease is held to be unenforceable or invalid, for any reason, the balance of this Sublease will not be affected and shall remain in full force and effect during the Sublease Term.

26.    Governing Law. The parties agree that the laws of the State of Texas shall govern the validity, performance, and enforcement of this Sublease.

27.    Covenant of Quiet Enjoyment. So long as Sublessee performs all its obligations under this Sublease, Sublessee shall peaceably and quietly hold and enjoy the Premises for the term of this Sublease, subject to the provisions and conditions set forth in this Sublease and the Lease.

28.    Attorneys’ Fees. In addition to all other rights and remedies, the prevailing party shall be entitled to recover from the non-prevailing party its reasonable costs and attorneys’ fees incurred in successfully enforcing its rights under this Sublease.

29.    Executive Order 13224. Sublessee represents and warrants to Sublessor and Landlord that each individual executing this Sublease on behalf of Sublessee is authorized to do so on behalf of Sublessee and that Sublessee is not, and the entities or individuals constituting Sublessee or which may own or control Sublessee or which may be owned or controlled by

Sublessee are not (i) in violation of any laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication list.

30.    Refunds. If Sublessor receives a refund of any amounts from Landlord which are attributable to any amounts paid directly by Sublessee to Sublessor or charged to Sublessee by Landlord in connection with the Premises, Sublessor shall refund to Sublessee such amounts.

31.    Cabling and Telecommunication Wiring and Supplemental Chiller System. Sublessor shall convey to Sublessee, at no additional cost and expense, (i) all telecommunication wiring and cabling existing in the Premises on the Commencement Date. and (ii) the supplemental chiller system (“Chiller System”) and the supplemental water purification system (“RO/DI System”), each currently serving the Master Premises, including all power or plumbing lines and connections therefrom, and all other materials used in connection with the operation thereto including those located outside of the Premises (collectively the “Systems”). However, in no event shall Sublessee be deemed to have taken title to the piping and conduit related to the Systems located outside of the Premises which exclusively serves the balance of the Master Premises. Sublessee shall have the right to modify and alter the same so as to disconnect it from the wiring, cabling and Systems serving any other portion of the Master Premises. In the event the remainder of the Master Premises is sublet, Sublessor shall cause the wiring and cabling and the Systems servicing the Premises to be disconnected from the wiring, cabling and the Systems servicing the remainder of the Master Premises, at Sublessor’s cost and expense. Sublessee shall reasonably cooperate with making modifications to the existing Systems to allow them to service the Premises exclusively. Any such work shall be done in a good and workmanlike manner by or on behalf of Sublessor and all commercially reasonable steps shall be taken to minimize any disruption of such services to the Premises. Sublessor warrants that the Systems are free from liens, encumbrances and other claims of third parties. Upon Sublessee’s request, Sublessor will provide a bill of sale for the Systems on a form provided by Sublessee and reasonably approved by Sublessor which bill of sale shall include a warranty against liens, encumbrances and other claims of third parties, but without warranty as to the condition of the Systems.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Sublease effective as of the day an year first above written.

Sublessor:		Sublessee:

ZIMMER HOLDINGS, INC.		MOLECULAR TEMPLATES, INC.

By:	/s/ Heather Kidwell	By:	/s/ Jason Kim
Printed:	Heather Kidwell	Printed:	Jason Kim
Title:	VP, Senior Corporate Counsel and Assistant Secretary	Title:	President & CFO

EXHIBIT A

Depiction of Premises

EXHIBIT B

Furniture Purchase